Exhibit 10.2

                                 AMENDMENT NO. 1
                                       TO
           INVACARE CORPORATION 401(k) PLUS BENEFIT EQUALIZATION PLAN


          This Amendment No. 1 is executed as of the date set forth below by Invacare Corporation (the "Company").

                                   WITNESSETH:

          WHEREAS, the Company maintains the Invacare Corporation 401(k) Plus Benefit Equalization Plan, as amended and restated effective January 1, 2003 (the "Plan"), to provide nonqualified retirement benefits for certain employees of the Company; and

          WHEREAS, pursuant to Section 10.3 of the Plan, the Company has retained the right to make amendments thereto; and

          WHEREAS, the Company desires to amend the Plan in order to permit participants to change their investment elections on a daily basis;

          NOW, THEREFORE, pursuant to Section 10.3 of the Plan, the Company hereby amends Section 5.3 of Article V of the Plan, effective as of December 1, 2003, by the deletion of said Section 5.3 in its entirety and the substitution in lieu thereof of a new Section 5.3 to read as follows:

         5.3      Earnings Elections.
          Amounts credited to a Participant's Account shall be credited or charged with earnings and losses based on hypothetical investments elected
     by  the   Participant.   A  Participant  may  elect  different   investment
     allocations for new contributions and existing Account balances. Only whole percentages may be elected, the minimum percentage for any allocation is 10%, and the total elections must allocate 100% of all new contributions and 100% of all existing Account balances. Investment elections may be
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     changed  daily,  by  written   direction.   The   hypothetical   investment
     alternatives   and  the  procedures   relating  to  the  election  of  such
     investments, other than those set forth in this Section 5.3, shall be determined by the Committee from time to time. A Participant's Account shall be adjusted as of each Valuation Date to reflect investment gains and losses."

          IN WITNESS WHEREOF, Invacare Corporation, by its proper officer, has caused this Amendment No. 1 to be executed as of the 30th day of April, 2004.



                                        INVACARE CORPORATION


                                        By: /s/ Gregory C. Thompson